Exhibit 10.1

STOCK PURCHASE AGREEMENT

A Stock Purchase Agreement made the 8th day of December 2010 by and between BIG CAT ENERGY CORPORATION, a Nevada corporation (“Big Cat”) whose address is PO Box 500, Upton, Wyoming 82730 and HIGH PLAINS GAS, INC., a Nevada corporation (“High Plains”) whose address is 3601 Southern Rd, Gillette, Wyoming 82718.

RECITALS

WHEREAS Big Cat is a publicly held company engaged in the distribution and sale of certain natural resources technology; and

WHEREAS High Plains is a publicly held company engaged in the business of exploration of natural resource properties in the United States; and

 WHEREAS High Plains desires to purchase 20,000,000 shares of the common stock, par value $.001 per share, of Big Cat (the “Big Cat Stock”) and Big Cat is willing sell the Big Cat Stock and to receive part payment through the purchase of restricted common stock, par value $.001 per share of High Plains (the “High Plains Stock”) as provided herein and to grant High Plains a seat on Big Cat’s Board of Directors;

THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.
Stock Purchase.   High Plains agrees to purchase 20,000,000 restricted shares (the “Big Cat Shares”) of common stock of Big Cat at a price of $.03 per share for a total purchase price of $600,000.   In connection with the purchase, Big Cat agrees to issue to High Plains warrants (the “Big Cat Warrants”) to purchase 10,000,000 additional restricted shares of the common stock of Big Cat, in the form attached hereto as Exhibit A, such warrants being exercisable at $0.15 each for a period of five (5) years from the date of Closing.    The Big Cat Shares and the Big Cat Warrants shall be issued and delivered into Escrow with Cutler Law Group for delivery to High Plains within two business days after all funds reflected in paragraph 2 hereto are paid in full.

2.	Payment. High Plains agrees to pay for the stock purchase as follows:

(a)	$75,000 wired to Big Cat on or before November 24, 2010 (which Big Cat hereby acknowledges receipt in full).

(b)	An additional $50,000, wired to Big Cat on or before December 15, 2010.

(c)	An additional $75,000, wired to Big Cat on or before December 31, 2010.

(d)
The balance of the purchase price paid by issuing to Big Cat such number of restricted shares of High Plains common stock equal to four hundred thousand dollars ($400,000) divided by 75% of the volume weighted average trading price of the High Plains shares for the five trading days prior to the execution of this Agreement.   Such shares shall be issued into Escrow with Cutler Law Group and delivered within 2 business days after all of the foregoing funds are paid in full.

3.	Closing and Post Closing Matters. The Closing of the purchase and sale transactions (the "Closing") will occur informally and shall be effective upon satisfaction of the conditions precedent specified below which shall occur on or before December 10, 2010, 5:00 pm Mountain Standard Time unless otherwise agree by the parties.   Conditions precedent to the Closing are as follows:

1-	Each party shall have received an executed copy of this Agreement with Exhibits

2-	High Plains shall have wired the $75,000 payment to Big Cat as provided herein.

3-	High Plains and Big Cat execute and enter into that certain Registration Rights Agreement (“Registration Rights Agreement”) in the form attached hereto as Exhibit B.

Post Closing,

1.
High Plains shall deliver to Escrow a stock certificate for the High Plains Stock and a letter stating the basis of the computation of the number of shares represented by the certificate within ten days of the Closing.

2.
Big Cat shall have delivered to Escrow an original stock certificate of Big Cat for 20,000,000 restricted common shares and a warrant to purchase an additional 10,000,000 restricted shares, on terms provided herein, within ten days of the Closing.

3.	On or before December 15, 2010, High Plains shall wire $50,000 to Big Cat’s account.

4.	On or before December 31, 2010, High Plains shall wire $75,000 to Big Cat’s account.

5.	Big Cat shall register the Big Cat Stock and the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares”) pursuant to the terms of the Registration Rights Agreement.

6.	Each party may publicly announce the transaction by press release or pursuant to Form 8-K as soon as Closing has occurred, or as otherwise required by law.

4.	Board Appointment. The Board of Directors of Big Cat has appointed

______________to serve as a member of Big Cat’s Board of Directors, effective upon the Closing and to serve until a successor is elected and qualified.  A Certificate of the Corporate Secretary of Big Cat including a copy of the Board Resolution approving the board appointment of the High Plains nominee is attached hereto as Exhibit A.   High Plains agrees that its nominee will promptly provide a completed Directors and officers Questionnaire and any other necessary information to prepare SEC disclosure regarding the nominee’s business and professional background.

5.   Exempt Offering.   Each party agrees and acknowledges that the offer and issuance to High Plains of the Big Cat Stock and the offer and issuance of the High Plains Stock to Big Cat is made pursuant to the exemption found in Section 4(2) of the Securities Act of 1933 and/or Regulation D and other available exemptions as an offering exempt from registration and that each party has access to meaningful current information concerning the other and that such information has been made available to each party through publicly available reports and other disclosure.    Each party is able to fend for itself, to require disclosure of all information deemed material to an investment decision and to comprehend, review and understand disclosed information, risks of the investment and the business and operations of the issuer. Big Cat and High Plains are each a public reporting company filing periodic reports with the Securities and Exchange Commission and each party has had opportunity to review the publicly filed reports of the other for at least the last year.

6. Document Availability and Disclosure.   .A list of the filed periodic reports during the last three years for each of the parties is attached as Exhibits B and C respectively and such publicly filed documents are incorporated herein by this reference (the “SEC Documents”), however such lists are not exhaustive and do not contain every filing of record for Big Cat and High Plains respectively, as found at www.SEC.gov.   Each of High Plains and Big Cat has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act.  As of their respective dates, the financial statements of disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except

(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of such party as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  No other information provided by or on behalf of one party to the other which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.           Representations and Warranties of Big Cat.   Big Cat  understands

that the High Plains Stock is being sold in reliance upon exemptions provided in the Securities Act of 1933 (the "Securities Act") or Regulation D thereunder for transactions involving private placement of limited offers and sales of its securities and Big Cat (for itself and its successors and assigns) makes the following representations, declarations and warranties with the intent that the same be relied upon in determining the suitability of the undersigned as an investor in High Plains. The following representations, warranties and agreements shall survive the Closing Date.

(a)	Big Cat has received, read carefully and understands all exhibits hereto and public documents incorporated herein by reference.

(b) Big Cat is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has qualified as a foreign corporation and is in good standing, under the laws of all jurisdictions where the failure to so qualify would have a material adverse effect on its business.  Big Cat has made available to High Plains true, complete and correct copies of its articles of incorporation and by-laws, as amended to date and Big Cat is not in violation of any of such charter documents.  The minute book of High Plains has been made available to Big Cat and is true, correct and complete in all material respects.

(c)           The execution, delivery and performance by Big Cat of this Agreement is within Big Cat’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which Big Cat is a party or by which Big Cat or any of its properties is bound. This Agreement constitutes, when executed and delivered, a valid and binding agreement of Big Cat, enforceable against Big Cat in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by equitable principles.

(d) there are no material pending or threatened litigation or liabilities (contingent or otherwise) affecting the business of Big Cat not previously disclosed in the publicly available reports of Big Cat.

(e) Big Cat’s total issued and outstanding common equity as of November 19, 2010 was 43,844,334 shares of common stock and warrants and stock options to purchase 12,235,000 shares of restricted common stock at prices between $.14-$.75 per share.  All of such outstanding shares have been validly issued and are fully paid and  nonassessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Big Cat.  As of the date hereof and as disclosed above, (i) there are no undisclosed outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Big Cat or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Big Cat or any of its subsidiaries is or may become bound to issue additional shares of capital stock of B ig Cat or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Big Cat or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements and (iv) there are no agreements or arrangements under which Big Cat or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.

(f) there has been no material adverse change in the accuracy of the financial statements of Big Cat and any subsidiaries or in the business and financial condition of Big Cat not reported in the publicly filed reports of Big Cat.

(g) there has been no material default by Big Cat or any subsidiary under any material contract included in the business of Big Cat or any subsidiaries;

(h) High Plains has made available to Big Cat during the course of this transaction and prior to the purchase of any of the High Plains Stock, the opportunity to ask questions of and receive answers from representatives of High Plains concerning the terms and conditions of the offering described herein and to obtain any additional information necessary to verify the information contained in the Exhibits or otherwise relative to the financial data and business of High Plains, to the extent that such party possessed such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

(i) Big Cat understands and acknowledges that:

(i) Big Cat must bear the economic risk of Big Cat’s investment in the High Plains Stock for an indefinite period.

(ii) the High Plains Stock has not been registered under the Securities Act or any state securities laws, as applicable, and is being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws, as applicable, for transactions not involving any public offering and, therefore, cannot be resold or transferred unless the High Plains Stock is subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available;

(iii) Big Cat is acquiring the High Plains Stock for investment purposes, only for the account of the Big Cat and not with any view toward a distribution thereof;

(iv) Big Cat is acquiring the High Plains Stock for Big Cat’s own account rather than as a representative or nominee of others;

(v) Big Cat has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the High Plains Stock which Big Cat hereby agrees to acquire or any part thereof, and big Cat has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(vi) Big Cat understands that the High Plains Stock cannot be sold or transferred without compliance with applicable securities laws.

(vii) Big Cat understands that High Plains does not have any obligation or intention to register the High Plains Stock for sale under the Securities Act or any state or other securities laws;

(viii) Big Cat has no right to require the registration of the High Plains Stock under the Securities Act or state securities laws or other securities regulations;

(ix)  Big Cat consents that any certificates representing the High Plains Stock will bear a restrictive legend prohibiting the transfer of the High Plains Stock.  Big Cat further consents and agrees that the High Plains Stock is a restricted security which cannot be transferred or sold in the absence of registration or the availability of an exemption from registration, as determined by counsel.

(j) Big Cat is aware and acknowledges that the High Plains Stock involves substantial risk of loss and there is no assurance of any income from such investment and because there are substantial restrictions on the transferability of the High Plains Stock it may not be possible for Big Cat to liquidate its investment readily in any event, including in case of an emergency.

(k) Big Cat has evaluated the risks of investing in the High Plains Stock, and has determined that the High Plains Stock is a suitable investment for Big Cat.  Big Cat can bear the economic risk of this investment and can afford a complete loss of the investment in the High Plains Stock. In evaluating the suitability of an investment in the stock, Big Cat has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement and the Exhibits hereto, as well as its knowledge of the business of High Plains and access to the documents and records of High Plains.

(l)   Any information which Big Cat has heretofore furnished to High Plains with respect to Big Cat is correct and complete as of the date of this Agreement.

(m) The representations, warranties, agreements, undertakings and acknowledgments made by Big Cat in this Agreement are made with the intent that they be relied upon by High Plains in determining Big Cat’s  suitability as a purchaser of the High Plains Stock, and shall survive Big Cat’s purchase.

7.	Representations and Warranties of High Plains. High Plains understands that the Big Cat Stock is being sold in reliance upon exemptions provided in the Securities Act of 1933 (the "Securities Act") or Regulation D thereunder for transactions involving private placement of limited offers and sales of its securities and High Plains (for itself and and its successors and assigns) makes the following representations, declarations and warranties with the intent that the same be relied upon in determining the suitability of the undersigned as an investor in Big Cat. The following representations, warranties and agreements shall survive the Closing Date.

(a) High Plains has received, read carefully and understands all exhibits hereto and public documents incorporated herein by reference.

(b) High Plains is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has qualified as a foreign corporation and is in good standing, under the laws of all jurisdictions where the failure to so qualify would have a material adverse effect on its business.  High Plains has made available to Big Cat true, complete and correct copies of its articles of incorporation and by-laws, as amended to date and High Plains is not in violation of any of such charter documents.  The minute book of High Plains has been made available to Big Cat and is true, correct and complete in all material respects.

(c)           The execution, delivery and performance by High Plains of this Agreement is within High Plains' legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which High Plains is a party or by which High Plains or any of its properties is bound. This Agreement constitutes, when executed and delivered, a valid and binding agreement of High Plains, enforceable against High Plains in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by equitable principles.

(d) there are no material pending or threatened litigation or liabilities (contingent or otherwise) affecting the business of High Plains not previously disclosed in the publicly available reports of High Plains.

(e) High Plains’ total issued and outstanding common equity as of December 3, 2010 does not exceed 87,000,000 shares of common stock.

(f) there has been no material adverse change in the accuracy of the financial statements of High Plains and any subsidiaries or in the business and financial condition of High Plains not reported in the publicly filed reports of High Plains

(g) there has been no material default by High Plains or any subsidiary under any material contract included in the business of High Plains or any subsidiaries;

(h) Big Cat has made available to High Plains during the course of this transaction and prior to the purchase of any of the Big Cat Stock, the opportunity to ask questions of and receive answers from representatives of Big Cat concerning the terms and conditions of the offering described herein and to obtain any additional information necessary to verify the information contained in the Exhibits or otherwise relative to the financial data and business of Big Cat, to the extent that such party possessed such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

(i) High Plains understands and acknowledges that:

(i) High Plains must bear the economic risk of High Plains' investment in the Big Cat Stock for an indefinite period.

(ii) the Big Cat Stock has not been registered under the Securities Act or any state securities laws, as applicable, and is initially being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws, as applicable, for transactions not involving any public offering and, therefore, cannot be resold or transferred unless the Big Cat Stock is subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available;

(iii) High Plains is purchasing the Big Cat Stock for investment purposes, only for the account of the High Plains;

(iv) High Plains is investing in the Big Cat Stock for High Plains’ own account rather than as a representative or nominee of others;

(v) High Plains has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Big Cat Stock which High Plains hereby agrees to purchase or any part thereof, and High Plains has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(vi) High Plains understands that the Big Cat Stock cannot be sold or transferred without compliance with applicable securities laws

 (viii) High Plains has the right to require the registration of the Big Cat Stock and the Warrant Shares under the Securities Act or state securities laws or other securities regulations in accordance with the terms of the Registration Rights Agreement;

(ix)  High Plains consents that any certificates representing the Big Cat Stock will initially bear a restrictive legend prohibiting the transfer of the Big Cat Stock.  Subsequent to registration of the Big Cat Stock and the Warrant Shares, such certificates will not bear any restrictive legend.

(j) High Plains is aware and acknowledges that the Big Cat Stock involves substantial risk of loss and there is no assurance of any income from such investment and because there are substantial restrictions on the transferability of the Big Cat Stock it may not be possible for High Plains to liquidate its investment readily in any event, including in case of an emergency.

(k) High Plains has evaluated the risks of investing in the Big Cat Stock, and has determined that the Big Cat Stock is a suitable investment for High Plains. High Plains can bear the economic risk of this investment and can afford a complete loss of the investment in the Big Cat Stock. In evaluating the suitability of an investment in the Stock, High Plains has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement and the Exhibits hereto, as well as its knowledge of the business of Big Cat and access to the documents and records of Big Cat.

(l)   Any information which High Plains has heretofore furnished to Big Cat with respect to High Plains is correct and complete as of the date of this Agreement.

(m) The representations, warranties, agreements, undertakings and acknowledgments made by High Plains in this Agreement are made with the intent that they be relied upon by Big Cat in determining High Plains' suitability as a purchaser of the Big Cat Stock, and shall survive High Plains' purchase.

9. Indemnification. Each party to this agreement recognizes that the offer of its stock to the other was made in reliance upon the investor’s representations and warranties set forth in Paragraphs 7 and 8 above.    Each party agrees to indemnify the other and any affiliates and to hold each other harmless from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement contained in this Agreement or in any other document provided by one party to the other in connection with an investment in the stock of the other.   Each party further hereby agrees to indemnify the other and any affiliates, and to hold them harmless against all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the stock of the other in violation of the Securities Act or other applicable law or any misrepresentation or breach with respect to the matters set forth herein. In addition, each party agrees to indemnify the other and any affiliates and to hold such persons and firms harmless from and against, any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur or sustain by reason of or in connection with any misrepresentation made by them with respect to the matters about which representations and warranties are required by the terms of this Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Agreement, neither party waives any rights granted to it under applicable securities laws.

10. Fees and Expenses.  Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders fees for any and all such advisors employed by such party.  Further, the parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.    The prevailing party in any litigation regarding the construction or enforcement of this Agreement shall be entitled to recover its costs and reasonable attorneys fees.

11. General. This Agreement (including Exhibits hereto)

(a)	shall be binding upon the parties and their respective successors and assigns,
(b)
shall be governed, construed and enforced in accordance with the laws of the State of Nevada without reference to any principles of conflicts of law and each party consents to the exclusive jurisdiction of the courts of the state of Nevada in respect of any and all disputes arising under this Agreement

(c)	may be amended, modified or waived only with the written consent of the parties;

(d) may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
(e) may not be transferred or assigned, without the prior written consent of both parties.
      (f) contains the entire contract between  the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BIG CAT  ENERGY CORPORATION

/s/ Tim Barritt___________________________________
TIM BARITT, CEO & PRESIDENT

HIGH PLAINS GAS, INC.

/s/ Mark Hettinger___________________________________
MARK D. HETTINGER, CEO

Exhibit A

CERTIFICATE OF SECRETARY

Richard G. Stifel, corporate secretary of Big Cat Energy Corporation hereby certifies that the following resolutions were adopted by the Board of Directors of Big Cat Energy Corporation at a meeting of the Board duly called and held November 23, 2010:

RESOLVED                                that the Company enter into a Definitive Agreement with High Plains Gas, Inc.  for the sale of 20,000,000 shares of restricted common stock of the Company to High Plains Gas, Inc. for and in consideration of $600,000 payable $200,000 in cash and $400,000 in restricted common stock of High Plains with the $400,000 value based on a per share price of 75% of the volume weighted average trading price of the High Plains shares for the 5 days prior to the execution of this Agreement;  and

RESOLVED further that the Company issue 10,000,000 warrants to purchase restricted common stock of the Company to High Plains, such warrants being exercisable for a period of five years from the date of signature of the Definitive Agreement at an exercise price of $.15 per share; and

RESOLVED further that the Company shall enter into and execute a Registration Rights Agreement with High Plains Gas, Inc. of even date with the Definitive Agreement; and

RESOLVED further that the Company approves appointment of a nominee of High Plains, being _____________,  to serve as a member of the Board of Directors of the Company to commence service effective upon the Closing of the Definitive Agreement; and

RESOLVED further that the officers of the Company are authorized to carry out the intents and purposes of the foregoing resolutions.

DATED the 23 day of November, 2010

/s/ Richard G Stifel___________________________________
Richard G. Stifel, Corporate Secretary

Exhibit B

High Plains Gas, Inc.
SEC Periodic Reports 2008 - 2010 (does not include all filings – see www.SEC.gov)
Filings	Description	Filing Date
10QSB	Optional form for quarterly and transition reports of small business issuers	2/13/2008
10KSB	Optional form for annual and transition reports of small business issuers [Section 13 or 15(d), not S-B Item 405]	6/24/2008
8-K	Current report, item 5.02	8/18/2008
10-Q	Quarterly report [Sections 13 or 15(d)]	8/27/2008
8-K	Current report, item 5.02	10/30/2008
8-K	Current report, items 1.01 and 7.01	10/31/2008
10-Q	Quarterly report [Sections 13 or 15(d)]	11/14/2008
8-K	Current report, item 5.02	11/20/2008
10KSB/A	[Amend] Optional form for annual and transition reports of small business issuers [Section 13 or 15(d), not S-B Item 405]	11/26/2008
10KSB/A	[Amend][Cover] Optional form for annual transition reports of small business issuers [Section 13 or 15(d), not S-B Item 405]	11/26/2008
10KSB/A	[Amend][Cover] Optional form for annual and transition reports of small business issuers [Section 13 or 15(d), not S-B Item 405]	12/10/2008
10-Q	Quarterly report [Sections 13 or 15(d)]	2/10/2009
8-K	Current report, items 5.02 and 9.01	2/19/2009
10KSB/A	[Amend][Cover] Optional form for annual and transition reports of small business issuers [Section 13 or 15(d), no S-B item 405]	3/11/2009
DEF 14C	Other definitive information statements	4/9/2009
10-Q/A	[Amend] Quarterly report [Sections 13 or 15(d)]	5/1/2009
10-Q/A	[Amend] Quarterly report [Sections 13 or 15(d)]	5/1/2009
10-Q/A	[Amend] Quarterly report [Sections 13 or 15(d)]	5/1/2009
8-K	Current report, item 5.02	6/17/2009
10-K	Annual report [Section 13 and 15(d), no S-K Item 405]	6/29/2009
8-K	Current report, items 1.01 and 9.01	7/20/2009
8-K	Current report, items 1.01 and 9.01	7/29/2009
8-K	Current report, item 5.02	8/24/2009
10-Q	Quarterly report [Sections 13 or 15(d)	9/18/2009
8-K	Current report, items 5.02 and 9.01	11/4/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	11/23/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	2/22/2010
10-K	Annual report [Section 13 and 15(d), no S-K Item 405]	7/14/2010
8-K	Current report, items 1.01 and 9.01	8/4/2010
10-Q	Quarterly report [Section 13 or 15(d)]	8/20/2010
8-K	Current report, items 5.03, 8.01, and 9.01	10/6/2010
8-K	Current report, items 1.01, 2.01, 5.01 and 9.01	10/22/2010

Exhibit C

Big Cat Energy Corp.
SEC Periodic Reports 2008 - 2010 (does not include all filings – see www.SEC.gov)

Filings	Description	Filing Date
8-K	Current report, items 7.01 and 9.01	1/23/2008
DEF 14C	Other definitive information statements	3/11/2008
10QSB	Optional form for quarterly and transition reports of small business issuers	3/14/2008
8-K	Current report, items 7.01 and 9.01	3/31/2008
8-K	Current report, items 3.02 and 9.01	5/7/2008
8-K/A	[Amend] Current report, items 3.02 and 9.01	5/13/2008
8-K	Current report, item 7.01	6/25/2008
10-K	Annual report [Section 13 and 15(d), not S-K Item 405]	7/29/2008
8-K	Current report, items 4.01 and 9.01	8/4/2008
10-Q	Quarterly report [Sections 13 or 15(d)]	9/11/2008
8-K	Current report, items 7.01 and 9.01	10/6/2008
8-K	Current report, item 4.01	11/3/2008
8-K/A	[Amend] Current report, items 4.01 and 9.01	11/10/2008
8-K	Current report, items 7.01 and 9.01	11/12/2008
10-Q	Quarterly report [Sections 13 or 15(d)]	12/10/2008
8-K	Current report, items 7.01 and 9.01	12/15/2008
8-K	Current report, items 7.01 and 9.01	3/9/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	3/16/2009
8-K	Current report, item 8.01	4/10/2009
8-K	Current report, items 7.01, 8.01, and 9.01	4/20/2009
10-Q/A	[Amend] Quarterly report [Sections 13 or 15(d)]	5/4/2009
10-K/A	[Amend] Annual report [Section 13 and 15(d), not S-K Item 405]	5/5/2009
8-K	Current report, items 7.01 and 9.01	7/6/2009
8-K	Current report, item 5.02	7/10/2009
8-K	Current report, item 5.02	7/13/2009
10-K	Annual report [Section 13 and 15(d), not S-K Item 405]	7/29/2009
8-K	Current report, item 7.01	8/10/2009
8-K	Current report, items 8.01 and 9.01	8/31/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	9/11/2009
8-K	Current report, item 9.01	10/21/2009
8-K	Current report, items 8.01 and 9.01	12/10/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	12/11/2009
8-K	Current report, item 5.02	12/30/2009
10-Q	Quarterly report [Sections 13 or 15(d)]	3/8/2010
8-K	Current report, items 3.02 and 9.01	4/13/2010
10-K	Annual report [Section 13 and 15(d), no S-K Item 405]	8/10/2010
10-Q	Quarterly report [Sections 13 or 15(d)]	9/10/2010